UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Sale of Crescent Crosstown – Tampa, Florida

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 14, 2015, a joint venture (the “Crosstown Joint Venture”) of an operating subsidiary of CNL Growth Properties, Inc. (the “Company”) and an affiliate of Crescent Communities, a real estate development group (“Crescent”) entered into an agreement effective September 8, 2015 for the sale of the Joint Venture’s 344-unit, Class A garden-style multifamily community located on 25 acres in the southeast section of Tampa, Florida (“Crescent Crosstown”). The sale price for Crescent Crosstown was $58.3 million.

On October 5, 2015, the Crosstown Joint Venture completed the sale of Crescent Crosstown to Centennial Crosstown, LLC, an unaffiliated third-party buyer. The net cash to the Company from the sale of Crescent Crosstown is approximately $11.4 million after repayment of approximately $30 million of debt, closing costs, reserves, and distributions to Crescent in accordance with the provisions of the Crosstown Joint Venture’s governing documents.

As previously reported, three of the Company’s four joint ventures with Crescent decided to pursue the potential sale of their respective multifamily communities: Crescent Crosstown, Crescent Cool Springs and Crescent Alexander Village (collectively, the “Crescent JV Properties”). The sale of Crescent Alexander Village was consummated on September 29, 2015. Crescent Cool Springs is currently under contract for sale and is scheduled to close by the end of 2015. There can be no assurance that the sale of Crescent Cool Springs will be completed within the contemplated time, or at all. Crescent Cool Springs is classified as real estate held for sale in the Company’s financial statements. The Company currently intends to use the net proceeds from the sales of the Crescent JV Properties for general corporate purposes, including a special distribution to stockholders by the end of 2015.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The Company’s unaudited pro forma condensed consolidated balance sheet at June 30, 2015, and its unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014, illustrate the estimated effects of the sales of the Crescent JV Properties referred to in Item 2.01 above, and are contained in the Company’s Current Report on Form 8-K previously filed with the Commission on October 5, 2015.

(d)	Exhibits.

10.1	Purchase and Sale Agreement dated effective September 8, 2015, by and between GGT Crescent Crosstown FL Venture, LLC and Centennial Holding Company, LLC.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at CNLGrowthProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2015		CNL GROWTH PROPERTIES, INC.
	By:	a Maryland corporation /s/ Tammy J. Tipton
Tammy J. Tipton Chief Financial Officer and Treasurer